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                                                                    Exhibit 10.8
                           BLADE COMMUNICATIONS, INC.

                               PHANTOM STOCK PLAN

                  Blade Communications, Inc., an Ohio corporation with is principal place of business at 541 N. Superior Street, Toledo, Ohio 43660 (the "Company"), through its Executive Committee, establishes this Blade Communications, Inc. Phantom Stock Plan (the "Plan"). The effective date of the Plan is December 13, 1999.

 SECTION 1.       PURPOSE AND CONSTRUCTION

                  1.1. PURPOSE. The Executive Committee of the Company (the "Executive Committee"), under authority delegated to it by the Close Corporation Operating Agreement, has determined that the best interests of the Company, including its ability to attract and retain key management employees, will be served by adopting a plan under which certain designated executives within the Company who make substantial, direct contributions to the growth and success of the Company may receive significant economic benefits reflecting and acknowledging those contributions.

                  1.2. CONSTRUCTION. The Plan is an unfounded plan, maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees and shall be interpreted in a manner to exempt it from the provisions of Parts 2, 3, and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan also is intended to be unhanded for income tax purposes and will be administered and construed consistent with that intent.

SECTION 2.        ELIGIBILITY AND PARTICIPATION.

                  2.1. PARTICIPATION. The Executive Committee shall have the exclusive authority to determine in its sole, unreviewable discretion which employees of the Company and its subsidiaries shall be eligible to participate in this Plan ("Eligible Employees") and the extent to which those employees will actually participate in this Plan. Employees designated to be Eligible Employees must be, among other things, management or highly-compensated employees within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).

                  2.2. DURATION OF PARTICIPATION. An Eligible Employee who has been granted an award under the Plan is a "Participant." A .Participant in the Plan continues to be such until he or she is paid the entire amount due to him or her under the Plan (if any).

                  2.3. PARTICIPANT OBLIGATIONS. Each Participant is bound by all of the terms and conditions of the Plan, all of the terms and conditions of his or her written award agreement, all rules and regulations established from time to time by the Plan Administrator designated pursuant to Section 5.1 hereof, and all decisions made by the Plan Administrator in accordance with the Plan. Each Participant must furnish to the Plan Administrator all pertinent information and execute all forms, agreements, and other instruments requested by the Plan Administrator.

SECTION 3.        AWARD AND ALLOCATION OF UNITS

                  3.1. DETERMINATION OF AWARD. The Executive Committee, or the Plan Administrator by express delegation from the Executive Committee, shall determine in its sole, unreviewable discretion the amount (if any) of "Phantom Stock Units" to be awarded to an Eligible Employee and allocated to his or her "Account." No Eligible Employee shall be deemed to have received an award of Phantom Stock Units until such time as the Eligible Employee is given a written award agreement setting forth the terms and conditions of such award. The written award agreement shall specify the number of Phantom Stock Units awarded, the division or subsidiary of the Company to which the Phantom Stock Units relate, the effective date of such award, and the other terms and conditions of the award.

                  3.2. VALUE OF PHANTOM STOCK UNIT. Each Phantom Stock Unit shall represent One One Thousandth of One Percent (0.001%) of the "Fair Market Value" of the division or subsidiary of the Company to which the award relates.

                  3.3. MAXIMUM ANNUAL AWARD LIMIT. With respect to each "Plan Year," the Executive Committee (or, by delegation, the Plan Administrator) may award to an Eligible Employee up to One Hundred (100) Phantom Stock Units, that is, Phantom Stock Units which do not represent in excess of One-Tenth of One Percent (0.1%) of the total value of the division or subsidiary of the Company to which the Units relate. This annual limit applies separately to each division or subsidiary for which an Eligible Employee receives Phantom Stock Units, so that an Eligible Employee may receive up to the annual limit in more than one division or subsidiary in a given Plan Year. But this annual limit may be suspended by the unanimous vote of the Executive Committee for the purpose of making an award to a Participant during the first


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year of an Eligible Employee's participation in the Plan, or for such other reason as the Executive Committee may, in its discretion, determine.

                  3.4. MAXIMUM LIFETIME AWARD LIMIT. An Eligible Employee may not, during the life of the Plan, acquire Phantom Stock Units representing more than Eight-Tenths of One Percent (0.8%) of the value of any individual division or subsidiary of the Company to which those Units relate. This lifetime limit applies without regard to whether the Participant previously has redeemed some or all of the Restricted Stock Units allocated to him or her under the Plan. This lifetime limit applies separately to each division or subsidiary for which an Eligible Employee receives Phantom Stock Units, so that an Eligible Employee may receive up to the lifetime limit in more than one division or subsidiary.

                  3.5. FAIR MARKET VALUE. The Fair Market Value of the Phantom Stock Unit and of the division or subsidiary of the Company to which a Phantom Stock Unit award relates shall be determined by the Executive Committee (or, by delegation, the Plan Administrator), based upon a reasonable valuation method for the prior twelve (12) month period or based upon the appraisal of such division or subsidiary by one or more independent qualified appraisal firms selected by the Executive Committee (or by delegation, the Plan Administrator) in its sole discretion. The Fair Market Value of a Phantom Stock Unit shall reflect the fair market value of the applicable division or subsidiary, less capital expenditures and operating losses, plus any operating profits, in the division or subsidiary, from inception through the date of valuation. A Participant is entitled to review the valuation by the Executive Committee and to raise in good faith questions regarding its accuracy. However, the Executive Committee shall have the final authority to resolve all disputes regarding the valuation. The Company shall pay all of the costs related to the determination of the Fair Market Value of the Phantom Stock Units.

                  3.6. TIME OF VALUATION. Unless the Executive Committee determines otherwise, Phantom Stock Units shall be valued solely as of December 31 of any Plan Year. The valuation process is triggered by an Eligible Employee's request to redeem Phantom Stock Units in accordance with Section 4 of this Plan: But nothing in this Plan limits the authority of Plan Administrator, or any other Officer of the Company, to commission a valuation of the Company, or a division or subsidiary, for any purpose, whether or not such valuation is for a .reason related to the Phantom Stock Units.

                  3.7. PLAN YEAR. The Plan Year is the calendar year. The first Plan Year is 2000.


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SECTION 4.  PARTICIPANT ACCOUNTS AND THE PAYMENT OF BENEFITS

                  4.1. PARTICIPANT ACCOUNTS. For each Eligible Employee, the Plan Administrator shall establish and maintain an "Account" for the purpose of determining the benefit due to the Eligible Employee. A Participant's Account shall reflect the total number of Phantom Stock Units awarded to that Participant with respect to any division or subsidiary of the Company, the effective date of each such award and the Participant's vested interest in each Phantom Stock Unit award.

                  4.2. VESTING IN PHANTOM STOCK UNITS. Unless otherwise stated in a Participant's written Phantom Stock Unit award agreement, a Participant shall earn a vested right to the number of Phantom Stock Units in each award by his or her continued employment with the Company following the effective date of such award, in accordance to the following vesting schedule:

                    Number of Complete "Years of
                    Employment" After the Award              Percentage Vesting Interest
                      Less than One                                       0%
                      One                                                25%
                      Two                                                50%
                      Three                                              75%
                      Four or More                                      100%


A "Year of Employment" with the Company for purposes of the preceding vesting schedule shall mean twelve months of continuous employment with the Company or a subsidiary of the Company commencing January 1 and ending December 31. An Eligible Employee's continuous employment with the Company or a subsidiary shall not be considered to have interrupted by absences for sickness, vacation or leaves of absence approved by the Plan Administrator. An Eligible Employee who is not employed on December 31 of any calendar year shall not receive credit for a Year of Employment for that calendar year. But, notwithstanding this provision, all units awarded to an Eligible Employee are deemed immediately vested in the event of a Change of Control of the Company. "Change of Control" is the lawful acquisition, by any means, of a majority of the voting stock of the Company by any person or entity other than members of the Block family, including direct descendants of William Block and Paul Block, Jr., and current spouses of those direct descendants.

                  4.3.     TERMINATION OF EMPLOYMENT.


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A.       DEATH OR DISABILITY. If a Participant's employment with the Company and its subsidiaries terminates by reason of

                           (i)      the death of the Participant, or

                           (ii)     the Disability of the Participant, or

                           (iii) the Company's termination, without cause, of Participant's employment,

then he or she shall be deemed to be One Hundred Percent (100%) vested in his or her Phantom Stock Units as of the last day of employment. For purposes of the preceding sentence, a Participant shall be deemed to have terminated employment because of a Disability if, at the time he or she terminates employment or within six months thereof, he or she is eligible to begin receiving full long-term disability benefits either under the long-term disability insurance plan sponsored or maintained by the Company, or in the absence of such a plan, under Social Security. A Participant may designate in writing on a form provided by or acceptable to the Plan Administrator a beneficiary to be paid any benefits which are payable under the Plan following the Participant's death. In the absence of any written designation of a beneficiary, any benefits payable under the Plan following the Participant's death shall be payable to his or her surviving spouse, or if none, to his or her estate.

                           B. CAUSE. If a Participant's employment with the
Company and its subsidiaries terminates, by reason of Cause; then the Participant shall forfeit all of his or-her Phantom Stock Units. For purposes of the, preceding sentence, a Participant shall be deemed to have terminated employment for Cause if the Executive Committee reasonably determines that the Participant (i) has been convicted of (including a plea of guilty or nolo contendere) of a felony; (ii) engaged in willful misconduct that has been materially injurious to the Company or any subsidiary, (iii) repeatedly failed to undertake communicated reasonable directives from the Executive Committee on material business matters despite written instruction to do so, or (iv) violated any restrictive covenant with the Company or any subsidiary. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless (x) the Participant was given no less than ten (10) days prior written notice of the Company's or subsidiary's intent to terminate the Participant's employment for Cause and the reasons therefor, (y) the Participant is offered an opportunity to meet with the Executive Committee and present written comments of his or her counsel to the Executive Committee, and (z) the Executive Committee delivers a written notice to the Participant stating its opinion that the Participant has


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been terminated for Cause and specifying the clause(s) in the definition thereof which the Participant has violated.

                           C. OTHER TERMINATIONS. If the Participant's
employment with the Company and its subsidiaries terminates for any reason other than that described in clauses A and B of this Section 4.3, the Participant's vested interest in the Phantom Stock Units in his or her Account shall be determined as of the last day of employment.

                  4.4.     REDEMPTION OF PHANTOM STOCK UNITS.

                           A. BY THE PARTICIPANT. A Participant may elect to
redeem all or any part of the vested Phantom Stock Units in the Participant's Account at any time following the Participant's eighth (8th) year of participation in the Plan. The Participant's election to redeem such Phantom Stock Units shall be made on a form provided by or acceptable to the Plan Administrator and shall be filed with the Plan Administrator no later than the seventh (7th) anniversary of the Participant's participation in the Plan.

                           B. BY THE COMPANY. The Company may elect to redeem
all (but not less than all) of the vested Phantom Stock Units in the Participant's Account at any time following the Participant's eighth (8th) year of participation in the Plan by giving written notice to the Participant of its intent to redeem such Phantom Stock Units. If a Participant's employment with the Company and its subsidiaries is terminated for any reason prior to the eighth (8th) anniversary of the Participant's participation in the Plan, the Company may in its sole, unreviewable discretion elect to redeem all (but not less than all) of the vested Phantom Stock Units in the Participant's Account at any time thereafter or within a reasonable time thereafter or as of the eighth
(8th) anniversary of the Participant's participation in the Plan.

                           C. DEFERRED PAYMENT. If neither the Participant nor
the Company elects to redeem a Participant's Phantom Stock Units after the eighth (8th) year of the Participant's participation in the Plan, the Phantom Stock Units shall continue to be credited to the Participant's Account, but the Fair Market Value of those Units shall be frozen as of the end of the Participant's eighth (8th) anniversary of participation in the Plan and shall not be recalculated to reflect future increases (or decreases) in the value of the division or subsidiary of the Company to which it relates. If Phantom Stock Units are not redeemed after the eighth (8th) year of the Participant's participation in the Plan, then the Fair Market Value of such Phantom Stock Units shall thereafter be increased (through the time of payment) by an interest factor equal to the compounded annual interest rate then-prevailing on five-year U.S. Treasury notes.


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                  4.5. PAYMENT OF VALUES. Within a reasonable period of time (of not less than ninety (90) days) following either the Participant's or the Company's election to redeem the Phantom Stock Units, the Company shall determine the Fair Market Value of such Phantom Stock Units and shall inform the Participant in writing as to such Fair Market Value. If the Participant has not objected to such Fair Market Value determination within thirty (30) days of having been notified thereof, the Participant shall have waived any further rights to raise in good faith any questions of its accuracy, and the Company shall promptly thereafter pay to the Participant (or beneficiary if applicable), in a lump sum cash payment, the Fair Market Value of the Phantom Stock Units. If the Phantom Stock Units are redeemed between January 1 and June 30 of any calendar year, the Fair Market Value of the Phantom Stock Units shall be determined as of the immediately preceding December 31. If the Phantom Stock Units are redeemed between July 1 and December 31 of any calendar year, then the Fair Market Value of the Phantom Stock Units shall be determined, as of the December 31 coincident with or immediately following, such redemption, provided that (i) within a reasonable period of time (of not less than ninety (90) days), the Company shall determine the Fair Market Value of the Phantom Stock Units as of the immediately preceding December 31, (ii) within thirty (30) days of having determined such Fair Market Value the Company shall pay to the Participant (or beneficiary if applicable), in a lump sum cash payment, the Fair Market Value of the Phantom Stock Units based upon such valuation, (iii) within a reasonable period of time (of not less than ninety (90) days) following the close of the calendar year in which the Phantom Stock Units were redeemed, the Company shall determine the Fair Market Value of the Phantom Stock Units as of such December 31, (iv) if the Participant has not objected to such Fair Market Value determination within thirty (30) days of having been notified thereof, the Participant shall have waived any further rights to raise in good faith any questions of its accuracy; and (v) promptly thereafter either (A) the Company shall pay to the Participant (or beneficiary if applicable), in a lump sum cash payment, the amount by which the Fair Market Value of the Phantom Stock Units exceeds the estimated payment made to the Participant, or (B) the Participant
(or beneficiary if applicable) shall pay to the Company, in a lump sum cash payment, the amount by which the estimated payment exceeded the Fair Market
Value of the Phantom Stock Units. (An example of the award, valuation, and payment process provided for by this Plan is attached as an Exhibit. This example is intended solely to illustrate the processes, and does not alter, amend, modify, or supersede the actual textual provisions of this Plan.) The Company may, in its sole discretion, elect to defer or divide the payment due under this Section to the extent necessary to ensure compliance with then-current loan covenants and other binding financial restrictions. In the event the Company elects such deferral or division, the amounts due to the Plan Participant bear


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interest, compounded annually, at a rate equal to the compounded annual interest rate then-prevailing on five-year U.S. Treasury notes.

                  4.6. LIMIT ON PAYMENT. Notwithstanding any other provision in this Plan to the contrary, the total amount paid to a Participant for all of the Phantom Stock Units awarded to him or her under this Plan, exclusive of any interest accumulated under Section 4.4C, may not exceed $10,000,000.

                  4.7. CONDITIONS TO PAYMENT. As a condition precedent to the payment of any benefits under this Plan, the Company reserves the right to require a Participant or beneficiary to sign a general release of liability, in favor or the Company, its subsidiaries and their affiliates and agents, regarding payment of benefits under the Plan and under any laws, including but not limited to laws relating to employment, discrimination, or taxes.

                  4.8. UNSECURED OBLIGATIONS. Payments due under this Plan are unsecured obligations of the Company, and no claim for a benefit under this Plan shall be superior to any unsecured claim of a general creditor of the Company. Accounts are maintained for record-keeping purposes only. The Executive Committee may in its sole, unreviewable discretion create a grantor trust, substantially in the form of the model trust described in IRS Revenue Procedure 92-64 or any successor ruling, in order to reserve funds for the payment of benefits hereunder.

                  4.9. WITHHOLDING OF TAXES. Amounts payable under this Plan will be subject to the deduction of any federal, state, or local income, payroll or other taxes or amounts required to be withheld from such payments.

                  4.10. PAYMENT IN THE EVENT OF INCAPACITY. If any individual entitled to receive a payment under the Plan is determined by the Plan Administrator in its sole, unreviewable discretion to be physically, mentally, or legally incapable of receiving or acknowledging receipt of such payment, and no legal representative has been appointed for the individual, the Plan Administrator may (but is not required to) direct payment to any one or more of the following chosen by the Plan Administrator: the Participant's beneficiary; the institution maintaining the individual; the custodian of an individual under the Uniform Transfers to Minors Act of any State; or the individual's spouse, children, parents, or other relatives by blood or marriage. The Plan Administrator is not required to see to the proper application of such payments, and the payment to such individual completely discharges all claims which the Participant (and his or her heirs and successors) have under the Plan to the extent of the payment.


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SECTION 5.        PLAN ADMINISTRATION

                  5.1. DELEGATION. The Plan is administered under the authority of the Executive Committee, which may appoint a Plan Administrator to administer the Plan. The Plan Administrator may be an individual, or a committee of-two .or more individuals, The Plan Administrator, or any individual of the Plan Administrator, if there be more-. than one; may be removed at any time, for any reason or no reason, by action of the Executive Committee. The Plan, Administrator may delegate to any persons) the authority to perform any of the Plan Administrator's duties under the Plan. Any such delegation of authority with respect to a non-ministerial duty must be in writing and must be furnished to the person to whom the authority is delegated. A delegation of authority may be revoked, by the Plan Administrator or by the person to whom the authority was delegated, only in writing. Any such revocation will be effective when it is delivered, and the responsibility of the person to whom the duty was delegated will terminate with such revocation.

                  5.2. POWERS OF THE ADMINISTRATOR. The Plan Administrator has discretionary authority to (i) construe, interpret apply and enforce the terms of the Plan, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions, and erroneous calculations, (ii) make any rules and regulations the Plan Administrator determines are consistent with the terms of, and necessary or advisable in connection with. the administration of, the Plan, (iii) modify or rescind such rules or regulations, and (iv) make such other determinations and take such action as the Plan Administrator deems necessary or advisable. The actions of the Plan Administrator [may be reviewed solely by the Executive Committee, whose decision] shall be final and binding on all persons and parties concerned and shall be unreviewable.

                  5.3. SPECIALIST'S ASSISTANCE. The Plan Administrator may retain any actuarial, accounting, legal, clerical and other services reasonably required by it in the administration of the Plan. The Plan Administrator may agree to pay reasonable compensation for such services, and the Company shall pay all of the reasonable expenses of the administration of the Plan.

                  5.4. INDEMNIFICATION. The Company indemnifies, to the extent permitted by law, each director, officer, and employee of the Company and its subsidiaries against any and all liabilities, losses, costs, and expenses (including reasonable legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of the person's services in connection with the Plan, whether as a member of the Executive Committee, the Plan Administrator or as a delegatee of authority of the Executive Committee or Plan


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Administrator. The preceding sentence applies only if the individual did not act dishonestly or in bad faith or in willful violation of the. law or regulations under which such liability, loss, cost, or expense arises. The Company has the right, but not the obligation, to select counsel and to control the defense of and settlement of any action for which a director, officer, or employee may be entitled to indemnification under this provision.

                  5.5. CLAIM PROCEDURE. The Plan Administrator will establish a process for Participants and beneficiaries to submit claims and to make decisions on claims under this Plan. Any claim for benefits under this Plan is solely an obligation of the Company.

SECTION 6.        AMENDMENT

                  The Company reserves the right to amend the Plan at any time to any extent it deems advisable. To be effective, any amendment to the Plan must be stated in a written instrument executed by the Executive Committee. An amendment to the Plan adopted under this section is binding on all interested parties as of the effective date of the amendment. No amendment to the Plan may have any retroactive effect that deprives any Participant, or the beneficiary of a deceased Participant, of any material benefit, right, or feature to which the Participant is entitled under the terms of the Plan immediately before the effective date of the amendment.

SECTION 7.        TERMINATION

                  7.1. TERMINATION OF PLAN. The Company reserves the right to terminate the Plan at any time by action of the Executive Committee. The Plan will terminate as of the date designated by the Executive Committee.

                  7.2. EFFECT OF TERMINATION ON PARTICIPANT ACCOUNTS. Upon termination of the Plan, the Executive Committee may in its sole; unreviewable discretion elect to (a) cause all Accounts to continue to vest and be paid in accordance with the terms of the Plan, (b) cause all unvested Phantom Stock Units to become One Hundred Percent (100%) vested on a specified date, and/or
(iii) cause all vested Phantom Stock Units to become payable on a specified date. Upon termination of the Plan, no additional Phantom Stock Units will be awarded to Eligible Employees.

SECTION 8.        GENERAL AND MISCELLANEOUS PROVISIONS.


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                  8.1. NO GUARANTEE OF EMPLOYMENT. Participation in this Plan does not constitute a guarantee or contract of employment with the Company. Participation will in no way interfere with any rights the Company would have in the absence of such participation to determine the duration of the Participant's employment with the Company.

                  8.2. NOT A SHAREHOLDER. Nothing in this Plan or any individual award agreement shall be construed as giving a Participant any rights as a shareholder of the Company or any division or subsidiary to which a Phantom Stock Unit award relates.

                  8.3. WAIVER OF BREACH. If either party fails to require the other to perform any term of this Agreement, that failure does not prevent the party from later enforcing that term. If either party waives the other's breach of a term, that waiver is not treated as waiving a later breach of the term. This Plan and any individual award agreement constitutes the entire agreement of the parties with respect to the Phantom Stock Units, and a Participant may not rely on any promises, representations or undertakings other than those expressly set forth in the Plan or individual award agreement.

                  8.4. SEVERABILITY. If any part of this Agreement is for any reason found to be invalid or unenforceable, it shall not affect the other provisions, and this Plan shall remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Executive Committee shall in good faith amend the Plan and any outstanding award agreements so as to give effect to the original intent of the Company as closely as possible.

                  8.5. NON-ASSIGNABILITY. Neither a Participant nor any beneficiary has the. right to sell, transfer, encumber or otherwise convey or assign any right to receive any payment, or any other benefit, under this Plan. No part of amounts payable under the Plan will be subject to seizure or sequestration to pay any debts or judgments owned by a Participant or a beneficiary to any person or entity other than the Company or its subsidiaries.

                  8.6. OTHER BENEFITS. Amounts paid under the Plan shall not be considered salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of the Company, unless otherwise expressly provided for.

                  8.7. TAX TREATMENT. The Company-makes no warranties to any person regarding tax treatment of participation in the Plan and makes no warranties for any action or omission of the Company or Participant in connection with such tax treatment. Each Participant will hold harmless the Plan Administrator, the Company, its subsidiaries and each of their


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respective officers, directors, employees, agents, and advisors providing services with respect to the Plan, from and against any and all liabilities, losses, costs, and expenses (including reasonable legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person or entity at any time resulting from any income or payroll tax position taken by such person or entity in good faith in connection with the Plan.

                  8.8. SUCCESSORS. Unless otherwise stated in the Plan, all obligations of the Company under the Plan are binding on all successors to the Company. If an unrelated party acquires some or all of the assets of the Company it will be deemed a successor to the Company only to the extent so provided in the written agreement between the Company and such third party.

                  8.9. GOVERNING LAW. Except the extent that federal law supersedes state-law provisions, this Plan is governed by the substantive laws of the State of Ohio, without giving effect to its choice-of-law provisions. Captions herein are for convenience of reference only and shall not be considered in construing the terms of the Plan. Except as otherwise indicated by the context, references herein to the masculine gender shall include the feminine and neuter genders and vice-versa.

                  8.10. CONFIDENTIALITY. Except as required by law or government regulation, a Participant shall not disclose the existence or terms of this Plan or his or her individual award agreement, except to his immediate family and his or her legal and financial advisors, and then only to the extent that such person agrees not to disclose the existence or terms of this Plan or the individual award agreement.


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